UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

NUVEEN HIGH INCOME DECEMBER 2019

TARGET TERM FUND

(Exact Name of Registrant as Specified in Its Charter)

MASSACHUSETTS	47-5025275
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

333 West Wacker Drive

Chicago, Illinois 60606

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange On Which Each Class is to be Registered
Common Shares of Beneficial Interest, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-209703

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The shares (the “Shares”) to be registered hereunder are common shares of beneficial interest, $0.01 par value per share of Nuveen High Income December 2019 Target Term Fund (the “Registrant”). A description of the Shares is contained under the heading “Description of Shares and Debt — Common Shares” in the prospectus included in an amendment to the Registrant’s registration statement on Form N-2, which registration statement was originally filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on February 25, 2016 (Registration Nos. 333-209703 and 811-23141, respectively), and such description is incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 22, 2016

NUVEEN HIGH INCOME DECEMBER 2019 TARGET TERM FUND

By	/s/ Gifford R. Zimmerman
Name:	Gifford R. Zimmerman
Title:	Chief Administrative Officer

3